Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002, except for Note 18, as to which the date is April 11, 2002, relating to the financial statements and financial statement schedule of CardioGenesis Corporation, which appears in CardioGenesis Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
Orange County, California
June 13, 2002